VOTING AGREEMENT

         VOTING AGREEMENT, dated as of February 1, 2000 (this "Agreement"), between Jack Berger ("Berger") and Walt Nawrocki ("Nawrocki").

         WHEREAS, Berger and Nawrocki are executive officers of Intraco Systems, Inc., a Nevada corporation ("Intraco"); and

         WHEREAS, as of the date hereof, Berger is the beneficial owner of 8,109,000 shares of Intraco's issued and outstanding common stock ("Intraco Common Stock") and Nawrocki owns options to purchase an aggregate of 4,000,000 shares of Intraco Common Stock;

         WHEREAS, Berger and Nawrocki have agreed, among other things, to enter into this Agreement with respect to all of the shares of Intraco Stock now owned and which may hereafter be acquired by either of them (the "Shares").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                VOTING OF SHARES

         1.1 VOTING AGREEMENT. (a) During the term of this Agreement, each party agrees to grant the other party an irrevocable proxy to vote (or cause to be voted) fifty percent (50%) of all Shares, and any other voting securities of Intraco, whether issued heretofore or hereafter, that either party beneficially owns or has the right to vote for all matters subject to a stockholder vote.

         (b) Except as provided in this Agreement and during the term of this Agreement, each party shall not, directly or indirectly, grant any proxy or power of attorney with respect to the Shares, deposit any of such Shares into a voting trust or enter into any voting agreement or arrangement inconsistent with this Agreement.

         (c) Berger and Nawrocki each agree that during the term of this Agreement that he will

             (i) vote all of the shares of Intraco securities to which he is entitled to vote in favor of the other person in the election of Intraco directors.

             (ii) not take any action, directly or indirectly, that will assist, facilitate, encourage or solicit another party in the removal of Berger or Nawrocki from Intraco Board of Directors or from their current positions as executive officers of Intraco.

         1.2 IRREVOCABLE PROXY. During the term of this Agreement and in the event either party shall fail to comply in all material respects with the provisions of Section 1.1 hereof as determined by the other party in its reasonable discretion, the complying party agrees that such failure shall result, without any further action by the noncomplying party, in the irrevocable appointment of the complying party, until termination of this Agreement, as the noncomplying party's attorney and proxy pursuant to the provisions of the Nevada Business Corporation Law, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to the Shares which such party is entitled to vote at any stockholder meeting (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu

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of any such meeting or otherwise, only on the specific matters and in the manner specified in Section 1.1 hereof. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

                                   ARTICLE 2

                                  MISCELLANEOUS

         2.1 INJUNCTIVE RELIEF. The parties agree that any violation by either party of this Agreement may cause irreparable or indeterminate damage or injury to the other parties, and both parties expressly stipulate and agree that the other party shall be entitled, upon ten (10) days written notice, to obtain an injunction from any court of competent jurisdiction restraining any violation or threatened violation of this Agreement. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies that a party may have for damages.

         2.2 TERMINATION. This Agreement shall terminate upon the earliest of
(i) the sale or merger of Intraco in which Intraco is not the surviving company,
(ii) the resignation or termination of either Berger or Nawrocki as an officer and director of Intraco, or (iii) January 31, 2003.

         2.3 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent any breach of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

         2.4 SUCCESSORS AND AFFILIATES. This Agreement shall inure to the benefit and shall be binding upon the parties hereto and their respective successors, assigns, heirs, executors, administrators and representatives.

         2.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         2.6 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         2.7 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         2.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or

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provisions of this Agreement in any other jurisdiction. If any provision of this
Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         2.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         2.10 COUNTERPARTS. This Agreement may be executed in counterparts by manual or facsimile signature of each undersigned party, and all such counterparts shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date hereof.

                                                 /s/ JACK BERGER
                                                 -------------------------------
                                                     Jack Berger

                                                 /s/ WALT NAWROCKI
                                                 -------------------------------
                                                     Walt Nawrocki

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